Exhibit 99.3

Execution Version

SECURITY AGREEMENT

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of 8 May 2017, between Sun Wise (UK) Co., Ltd as pledgor (the “Pledgor”) and Lord Central Opportunity V Limited as pledgee (the “Pledgee”).

W I T N E S S E T H:

WHEREAS, Sun Wise (HK) Co., Ltd as borrower (the “Borrower”), the Pledgor as offshore guarantor and PA Eminent Opportunity VI Limited as lender (the “Senior Lender”) have entered into a US$150,000,000 Facility Agreement, dated as of 8 May 2017 (as amended, modified, restated and/or supplemented from time to time, the “Senior Facility Agreement”), providing for the making of a term loan facility of US$150,000,000 (the “Senior Loan”) to the Borrower;

WHEREAS, the Pledgor as issuer, China Huarong International Holdings Limited as investor (the “Junior Investor”), the Borrower and Mr. Wang Yonghong (“Mr. Wang”) have entered into an investment agreement dated as of 8 May 2017 (together with the terms of the Preferred Shares (as defined below) set out in the memorandum and articles of the Pledgor, as they may be amended, modified, restated and/or supplemented from time to time, herein referred to as the “Junior Investment Agreement”, and collectively with the Senior Facility Agreement, the “Investment Agreements”) providing for the subscription by the Junior Investor of redeemable preferred shares issued by the Pledgor for a subscription price of US$100,000,000 (the “Junior Investment”, and together with the Senior Loan, the “Investments”) to the Pledgor (the “Preferred Shares”);

WHEREAS, the Borrower, the Senior Lender, the Pledgor, the Pledgee and the Junior Investor have, among other parties, entered into an intercreditor agreement dated as of 8 May 2017 (as amended, modified, restated and/or supplemented from time to time, the “Intercreditor Agreement”), pursuant to which the Pledgee has been appointed as Security Agent (as defined in the Intercreditor Agreement) to hold the Collateral (as defined herein) for and on behalf of the Senior Lender and the Junior Investor pursuant to the terms set out in the Intercreditor Agreement;

WHEREAS, it is a condition precedent to the making of the (i) Senior Loan to the Borrower under the Senior Facility Agreement and (ii) the Junior Investment by the Junior Investor pursuant to Junior Investment Agreement that the Pledgor shall have executed and delivered to the Pledgee this Agreement;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Pledgee as follows:

1. SECURITY FOR OBLIGATIONS. This Agreement is made by the Pledgor for the benefit of the Pledgee to secure:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or early redemption or otherwise) of all present and future obligations, liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of the Borrower and/or the Pledgor and/or any other party to the Investment Agreements owing to the Pledgee, whether now existing or hereafter incurred under, arising out of, or in connection with, each Secured Debt Agreement (as hereinafter defined) to which the Borrower and/or the Pledgor and/or any other party to the Investment Agreements is a party;

(ii) the performance by the Borrower and/or the Pledgor and/or any other party to the Investment Agreements of all present and future obligations under or pursuant to the Investment Agreements owing to the Senior Lender and/or the Junior Investor, including without limitation, in the case of the Junior Investor, the performance by the Pledgor of its redemption obligation pursuant to the terms of the Preferred Shares and the performance by Mr. Wang of his obligation upon the exercise of the Put Option (as defined in the Junior Investment Agreement) by the Junior Investor;

(iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Borrower and/or the Pledgor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 12 of this Agreement,

all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the “Obligations”, it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Senior Facility Agreement and/or the Junior Investment Agreement (as applicable) shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“Account” shall have the meaning given such term in Section 9-102(a)(2) of the UCC.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Borrower” shall have the meaning set forth in the recitals hereto.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” shall mean any and all accounts (including any Deposit Account) established and maintained in the name of the Pledgor and designated in writing as such by the Pledgee from time to time, and shall include, without limitation, the Designated Securities Account.

“Control” share have the meaning given such term in Section 8-106 of the UCC.

“Deposit Account” shall have the meaning given such term in Section 9-102(a)(2) of the UCC.

“Event of Default” shall mean any Event of Default or Redemption Event under, and as defined in, the Investment Agreements and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

“General Intangible” shall have the meaning given such term in Section 9-102(a)(42) of the UCC.

“Indemnitees” shall have the meaning set forth in Section 12 hereof.

“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

“Investment Agreements” shall have the meaning set forth in the recitals hereto.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Lender” shall have the meaning set forth in the recitals hereto.

“Location” of the Pledgor has the meaning given such term in Section 9-307 of the UCC.

“Mr. Wang” shall have the meaning set forth in the recitals hereto.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Preferred Shares” shall have the meaning set forth in the recitals hereto.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Registration Rights Agreement” shall mean the Registration Rights Agreement dated as of 24 March 2017 (as amended, modified, restated and/or supplemented from time to time) between the Pledgor and the Target pursuant to which the Issuer has granted to the Pledgor certain registration rights with respect to the Stock.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“RRA Rights” shall mean all of the Pledgor’s interests in the Registration Rights Agreement, including, without limitation, (i) the right to request a “Demand Registration” and/or a “PiggyBack Registration” (in each case as defined in the Registration Rights Agreement) (ii) any and all rights to receive and compel performance under the Registration Rights Agreement and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with the Registration Rights Agreement.

“Secured Debt Agreements” shall mean and includes the “Finance Documents” as such term is defined in the Senior Facility Agreement and/or the “Investment Documents” as such term is defined in the Junior Investment Agreement (as applicable).

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Stock” shall mean all the shares of capital stock of the Target acquired or to be acquired by the Pledgor pursuant to the terms of the SPA.

“Supporting Obligation” shall have the meaning given such term in Section 9-102(a)(78) of the UCC.

“Termination Date” shall have the meaning set forth in Section 19 hereof.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

3. PLEDGE OF COLLATERAL

3.1 Pledge. To secure the Obligations now or hereafter owed or to be performed by the Borrower, the Pledgor does hereby grant, pledge and collaterally assign to the Pledgee, and does hereby create a continuing security interest in favor of the Pledgee in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, and subject to Section 3.3 and Section 6 hereof, the “Collateral”):

(a) each of the Collateral Accounts, including any and all assets of whatever type or kind deposited by the Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Investment Agreements to be deposited in such Collateral Account from time to time, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing:

(b) all Securities with respect to the Target owned or held by the Pledgor;

(c) all Security Entitlements owned by the Pledgor from time to time in any and all of the foregoing;

(d) all RRA Rights;

(e) all General Intangibles and Supporting Obligations relating to the RRA Rights; and

(f) all Proceeds of any and all of the foregoing.

3.2 Procedures. (a) Without prejudice to Clause 19.31 (Conditions Subsequent) of the Senior Facility Agreements, to the extent that the Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, the Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within ten (10) days after it obtains such Collateral) for the benefit of the Pledgee:

(i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the Pledgor shall physically deliver such Certificated Security to the Pledgee in New York, New York, with relevant stock powers endorsed in blank as soon as practicable after the Closing Date, but in any event, within ten (10) days after the date of this Agreement;

(ii) with respect to the Uncertificated Security credited on the books of a Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems necessary to effect the foregoing;

(iii) for each Collateral Account, the Pledgor shall cause the bank or Securities Intermediary with which the Collateral Account is maintained to execute and deliver to the Pledgee within thirty (30) days after (A) the date of this Agreement or, (B) if later, at the time of the establishment of the respective Collateral Account, a “control agreement” in form and substance satisfactory to the Pledgee (and which otherwise meets the requirements of Section 8-106(c) or (d) (as applicable) of the UCC). If any bank or Securities Intermediary with which a Collateral Account is maintained refuses to, or does not, enter into such a “control agreement”, then the Pledgor shall promptly (and in any event within thirty (30) days after (A) the date of this Agreement or, (B) if later, thirty (30) days after the establishment of such Collateral Account) close the respective Collateral Account and transfer all Collateral therein to another Collateral Account meeting the requirements of this paragraph. If any bank or Securities Intermediary with which a Collateral Account is maintained refuses to subordinate all its claims with respect to such Collateral Account to the Pledgee’s security interests therein on terms satisfactory to the Pledgee, then the Pledgee, at its option, may (x) require that such Collateral Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Pledgee may at any time, at its option, subsequently require that such Collateral Account be terminated (within thirty (30) days after notice from the Pledgee in accordance with the requirements of the immediately preceding sentence; and

(iv) with respect to the Collateral relating to the RRA Rights, the Pledgor shall deliver a notice to the Target in substantially the form set out in Annex D no later than the earlier of (A) the date on which a Form 13D filing is made with the Securities and Exchange Commission with respect to the Acquisition, and (B) the date falling thirty (30) days after the Closing Date, it being understood and agreed that the Pledgor shall not be required to, and Pledgee shall not, deliver any such notice (or equivalent notice) to the Target prior to the Closing Date.

(b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, the Pledgor shall take the following additional actions with respect to the Collateral:

(i) with respect to all Collateral of the Pledgor whereby or with respect to which the Pledgee may obtain “Control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “Control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii) the Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee’s security interest in the Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.

3.3 Subsequently Acquired Collateral. If the Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, (i) such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the Pledgor will thereafter take (or cause to be taken) all actions (as promptly as practicable and, in any event, within ten (10) days after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee a certificate executed by an authorized officer of the Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Parties) hereunder.

3.4 Transfer Taxes. The pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5 Certain Representations and Warranties Regarding the Collateral. The Pledgor represents and warrants that on the date hereof: (i) on the Closing Date, the Stock held by the Pledgor consists of the number and type of shares of the stock of the Target as described in Annex B hereto; (ii) on the Closing Date, such Stock referenced in clause (i) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the Target as is set forth in Annex B hereto; (iii) the Pledgor will comply with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annex B hereto by the date specified in Section 3.2(a); (iv) on the Closing Date, the Pledgor owns no other Securities or Stock with respect to the Target other than the Collateral; and (iv) on the Closing Date, Annex C hereto accurately sets forth, each Collateral Account maintained by the Pledgor (including a description thereof and the respective account number), the name of the respective bank with which such Collateral Account is maintained and the jurisdiction of the respective bank with respect to such Collateral Account.

4. APPOINTMENT OF SECURITIES INTERMEDIARY. The Pledgee shall have the right to appoint a Securities Intermediary (if applicable) for the purpose of retaining physical possession of the Collateral.

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default under the Investment Agreements, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the security interest of the Pledgee in the Collateral, unless expressly permitted by the terms of any Secured Debt Agreements. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall, upon written notice from the Pledgee to the Pledgor in accordance with Section 8 hereof, cease in case an Event of Default has occurred and is continuing, and Section 8 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. The Pledgor shall procure that all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral are deposited into the Designated Securities Account pursuant to Clause 19.17 (Designated Securities Account) of the Senior Facility Agreement. The Pledgor agrees that each of the following items shall constitute Collateral under this Agreement and it shall take such action as required under Sections 3.2 and 3.3 with respect to each such item as and when it receives the same:

(i) all other or additional stock, instruments or other securities or property paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii) all other or additional stock, instruments or other securities or property paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii) all other or additional stock, instruments or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization, provided that any of the foregoing paid or distributed in cash shall be subject to the first sentence of this Section 6.

All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6 or Section 8 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall, upon the occurrence and during the continuance of an Event of Default, be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7. REGISTRATION RIGHTS AGREEMENT

(a) The Pledgor shall not amend or waive any of its rights under the Registration Rights Agreement without the prior written consent of the Pledgee. The Pledgor will not take any action to impair the rights of the Pledgee in the Registration Rights Agreement.

(b) Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under the Registration Rights Agreement to observe and perform all of the conditions and obligations to be observed and performed by it thereunder for so long as it is a party thereto, all in accordance with and pursuant to its terms and provisions. Neither the Pledgee nor any other Secured Party shall have any obligation or liability under the Registration Rights Agreement by reason of or arising out of the security interest granted under this Agreement, nor shall the security interest granted under this Agreement in and of itself result in the Pledgee or any other Secured Party being obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to the Registration Rights Agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under the Registration Rights Agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

8. REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies of a secured party on default (whether vested in it by this Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights:

(i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

(ii) subject to five (5) days prior notice from the Pledgee to the Pledgor, to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees (or the Securities Intermediary’s nominee or nominees, if applicable);

(iii) subject to five (5) days prior notice from the Pledgee to the Pledgor (unless the manner of the vote precludes otherwise, or the requirement to provide such notice would reasonably be expected to have a Material Adverse Effect), to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so);

(iv) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least ten (10) days written notice of the time and place of any such sale shall be given to the Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Pledgee shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

(v) to set off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all accounts established and maintained by the Pledgee in the name of the Pledgor to which the Collateral may be credited, and to apply such cash and other Collateral to the payment of any and all Obligations;

(vi) exercise the RRA Rights; and

(vii) instruct all banks or security intermediaries which have entered into a control agreement with the Pledgee to transfer all monies, securities and instruments held by such depositary bank or security intermediaries to the Designated Securities Account or such other account designated by the Pledgee.

9. REMEDIES, CUMULATIVE, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances (unless such notice is otherwise required herein) or constitute a waiver of any of the rights of the Pledgee to any other or further action in any circumstances without notice or demand.

10. APPLICATION OF PROCEEDS. All monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in the Invesment Agreements (subject to the terms of the Intercreditor Agreement).

11. PURCHASERS OF COLLATERAL. (a) Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

(b) It is understood and agreed that the Pledgor shall not be liable for any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the amount of the Obligations.

12. INDEMNITY. The Pledgor agrees (i) to indemnify, reimburse and hold harmless the Pledgee and its successors, assigns, employees, agents (including, but not limited to, any Securities Intermediary, safekeeping agent and/or custodial agent) and affiliates (individually an “Indemnitee”, and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee hereunder be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Pledgor under this Section 12 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of the Pledgor contained in this Section 12 shall continue in full force and effect.

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) The Pledgor agrees that it will join with the Pledgee in, at the Pledgor’s own expense, filing and refiling under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically as collateral) without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

(b) The Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to the Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

14. TRANSFER BY THE PLEDGOR. Except as permitted pursuant to the Investment Agreements (subject to the terms of the Intercreditor Agreement), the Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. (a) The Pledgor represents, warrants and covenants that:

(i) on and after the Closing Date, it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted under the other Secured Debt Agreements);

(ii) on and after the Closing Date, it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv) except to the extent already obtained or made and except for the Registration Requirements, no consent of any other party (including, without limitation, any stockholder, or creditor of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with (a) the execution, delivery or performance of this Agreement by the Pledgor, (b) the validity or enforceability of this Agreement against the Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in the Pledgor’s Collateral or (d) except for compliance with or as may be required by applicable securities laws or the Registration Rights Agreement, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v) neither the execution, delivery or performance by the Pledgor of this Agreement, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to the Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the properties or assets of the Pledgor pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which the Pledgor is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, (or equivalent organizational documents), as the case may be, of the Pledgor;

(vi) on and after the Closing Date, all the Pledgor’s Collateral (consisting of Securities) has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii) the pledge, collateral assignment and delivery to the Pledgee in New York of such Pledgor’s Collateral consisting of Certificated Securities pursuant to this Agreement and the maintenance of such Certificated Securities by the Pledgee or its Safekeeping Agent in New York creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of the Pledgor which would include the Securities (other than the liens and security interests permitted under the Secured Debt Agreements then in effect) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(viii) “Control” has been obtained by the Pledgee over all of the Pledgor’s Collateral consisting of Securities or Collateral Accounts with respect to which such “Control” may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the Pledgor to provide the Pledgee with “Control” of such Collateral has not yet arisen under this Agreement.

(b) The Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by the Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee.

(c) The Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

16. LEGAL NAME; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBER; CHANGES THERETO; ETC. The exact legal name of the Pledgor, the type of organization of the Pledgor, whether or not the Pledgor is a Registered Organization, the jurisdiction of organization of the Pledgor, the Pledgor’s Location, the organizational identification number (if any) of the Pledgor, is listed on Annex A hereto. The Pledgor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), as the case may be, its jurisdiction of organization, its Location, its organizational identification number (if any) except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) the Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than fifteen (15) days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for the Pledgor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that the Pledgor does not have an organizational identification number on the date hereof and later obtains one, the Pledgor shall promptly thereafter deliver a notification of the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

17. PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 19. hereof), including, without limitation:

(i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

(iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any subsidiary of the Pledgor (if any), or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

18. SALE OF COLLATERAL WITHOUT REGISTRATION. (a) If an Event of Default shall have occurred and be continuing and the Pledgor shall have received from the Pledgee a written request or requests that the Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, the Pledgor as soon as practicable and at its expense will use commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral consisting of Securities, including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; provided, that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee participating in the distribution of such Collateral consisting of Securities against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee expressly for use therein.

(b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities pursuant to Section 8 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

(c) The obligations of the Pledgor hereunder are without prejudice to the RRA Rights and the Pledgee’s rights thereto and security interest therein.

19. TERMINATION; RELEASE. (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 12 hereof shall survive any such termination) and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee or any agent thereof or in the Designated Securities Account and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security (other than an

Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii). As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Senior Facility Agreement and the Investments under the Junior Investment Agreement have been terminated, and all other Obligations (other than indemnities described in Section 12 hereof and described in the Investment Agreements, and any other indemnities set forth in any other Secured Debt Agreements, in each case which are not then due and payable) then due and payable or redeemable have been paid in full.

(b) In the event that any part of the Collateral is sold or otherwise disposed of, in connection with a sale or disposition permitted by the terms of the Investment Agreements or is otherwise released at the direction of the Lender and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Investment Agreements, to the extent required to be so applied, the Pledgee, at the request and expense of the Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee (or, in the case of Collateral held by the Securities Intermediary designated pursuant to Section 4 hereto, such Securities Intermediary) and has not theretofore been released pursuant to this Agreement.

(c) At any time that the Pledgor desires that Collateral be released as provided in the foregoing Section 19(a) or (b), it shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by an authorized officer of the Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 19(a) or (b) hereof. If reasonably requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the Pledgor shall furnish appropriate legal opinions (from counsel, reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence.

20. NOTICES, ETC. (a) Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

(b) The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Agreement is:

(i) in the case of the Pledgor, that identified with its name on the signature pages below;

(ii) in the case of any permitted assignee of the Pledgee, that notified in writing to the Pledgee on or prior to the date on which it becomes a party; and

(iii) in the case of the Pledgee, at:

Lord Central Opportunity V Limited

Commence Overseas Limited of Commerce Chambers

P.O. Box 2208

Road Town, Tortola

British Virgin Islands

Attention: Jon Robert Lewis

Facsimile: +(1) 284 494 2889

With a copy to:

15/F, AIA Central

1 Connaught Road Central

Hong Kong

Attention: Jon Robert Lewis

or any substitute address and fax number or department or officer as the party may notify to the Pledgee (or the Pledgee may notify to the other parties, if a change is made by the Pledgee) by not less than five (5) Business Days’ notice.

(c) (i) Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(A) if by way of fax, when received in legible form; or

(B) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under (b) above, if addressed to that department or officer.

(ii) communication or document to be made or delivered to the Pledgee will be effective only when actually received by the Pledgee and then only if it is expressly marked for the attention of the department or officer identified with the Pledgee’s signature below (or any substitute department or officer as the Pledgee shall specify for this purpose).

(iii) Any communication or document made or delivered to the Pledgor in accordance with this Section 20 will be deemed to have been made or delivered to the Borrower.

21. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in the Investment Agreements (subject to the terms of the Intercreditor Agreement).

22. SUCCESSORS AND ASSIGNS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 19, (ii) be binding upon the Pledgor, its successors and assigns; provided, however, that the Pledgor shall not assign any of its rights or obligations hereunder without the prior written consent of the Pledgee, and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and its respective successors, transferees and assigns permitted under the Investment Agreements (subject to the terms of the Intercreditor Agreement).

23. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

24. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER THE PLEDGOR. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 20 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

(b) THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

25. PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor under or with respect to any Collateral.

26. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Pledgor and the Pledgee.

27. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

28. NO RECOURSE. Notwithstanding anything to the contrary contained herein or in any other Finance Document, the Pledgee’s sole recourse to the Pledgor for any of the Obligations or in respect of any representations, warranties, covenants and agreements on the part of the Pledgor contained herein shall be solely and exclusively to the Collateral.

29. CONFLICT. The provisions of this Agreement shall be subject to the provisions of the Intercreditor Agreement and in the event of any conflict between such the provisions of this Agreement and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall prevail.

****

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Address:

Unit 1904, 19/F	SUN WISE (UK) CO.,LTD
Podium Plaza	as Pledgor
5 Hanoi Road
Tsim Sha Tsui, Kowloon
Hong Kong
Tel: +852 3897 9800
Fax: +852 3184 0111
	By:	/s/ Yongli Wang
Name: Yongli Wang
Title: Director

Project Sealion — Security Agreement

(Signature pages)

Accepted and Agreed to:

LORD CENTRAL OPPORTUNITY V LIMITED
as Pledgee

By:	/s/ Jon Robert Lewis
Name: Jon Robert Lewis
Title: Authorised Signatory

Project Sealion — Security Agreement

(Signature pages)

ANNEX A

to

SECURITY AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION), JURISDICTION OF ORGANIZATION,

LOCATION, ORGANIZATIONAL IDENTIFICATION NUMBERS

AND FEDERAL EMPLOYER IDENTIFICATION NUMBERS

Exact Legal Name of The Pledgor	Type of Organization (or, if the Pledgor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Pledgor’s Location (for purposes of NY UCC§ 9-307)	Pledgor’s Organization Identification Number (or, if it has none, so indicate)
Sun Wise (UK) Co., Ltd	Corporation	Yes	United Kingdom	Hong Kong	10662894

ANNEX B

to

SECURITY AGREEMENT

SCHEDULE OF STOCK

Type of Shares	Number of Shares	Certificate No.	Percentage Owned
Common Stock	2,650,000	SWE 0453	21.45% in aggregate
	2,650,000	SWE 0454
	2,650,000	SWE 0456
	2,650,000	SWE 0455
	5,220,811	SWE 0450
	493,827	SWE 0443
	555,394	SWE 0449
	506,711	SWE 0445
	132,040	SWE 0511
	570,487	SWE 0447
	445,853	SWE 0446
	679,058	SWE 0442
	247,882	SWE 0444
Total :	19,452,063

ANNEX C

to

SECURITY AGREEMENT

SCHEDULE OF COLLATERAL ACCOUNTS

Description of Collateral Account	Account Number	Name of Bank, Address and Contact Information	Jurisdiction of Bank (determined in accordance with UCC § 9-304)
Custody Account for Sun Wise (UK) Co., Ltd	N/A	Citibank N.A.	New York

ANNEX D

to

SECURITY AGREEMENT

FORM OF TARGET NOTICE

[•], 2017

Seaworld Entertainment, Inc. (the “Target”)

9205 South Park Center Loop, Suite 400

Orlando, FL 32819

Attention: General Counsel

Re: Sun Wise (UK) Co., Ltd

Ladies and Gentlemen:

By way of background:

1.

PA Eminent Opportunity VI Limited as lender (the “Senior Lender”) has entered into a US$150,000,000 Facility Agreement, dated 2017 (as amended, modified, restated and/or supplemented from time to time, the “Senior Facility Agreement”), with Sun Wise Oriented (HK) Co., Limited as borrower (the “Borrower”) and Sun Wise (UK) Co., Ltd as guarantor (the “Guarantor”), in order to provide the Borrower with the Loan (as defined in the Senior Facility Agreement, the “Senior Loan”);

2.

China Huarong International Holdings Limited as investor (the “Junior Investor”) has entered into an investment agreement dated as of 2017 (together with the terms of the Preferred Shares (as defined below) set out in the memorandum and articles of the Pledgor, as they may be amended, modified, restated and/or supplemented from time to time, herein referred to as the “Junior Investment Agreement”, and collectively with the Senior Facility Agreement, the “Investment Agreements”), with the Guarantor, the Borrower and Mr. Wang Yonghong for the subscription by the Junior Investor of redeemable preferred shares (the “Preferred Shares”) issued by the Guarantor for a subscription price of US$100,000,000 (the “Junior Investment”, and together with the Senior Loan, the “Investments”) to the Guarantor; and

3.

In connection with the Investments, the Guarantor, the Borrower, the Senior Lender and the Junior Investor have entered into an intercreditor deed, dated 2017 (as amended, modified, restated and/or supplemented from time to time, the “Intercreditor Deed”), pursuant to which Lord Central Opportunity V Limited has been appointed as security agent (the “Security Agent”) to hold the Collateral (as defined herein) for and on behalf of the Senior Lender and the Junior Investor pursuant to the terms set out in the Intercreditor Agreement.

We hereby notify you that in connection with the Investments:

A.

We have pledged certain common shares of the Target (the “Target Shares”) to the Security Agent, pursuant to the Security Agreement, dated 2017, between the Guarantor as pledgor and the Security Agent, as pledgee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”).

B.

In order to facilitate the sale of the Target Shares upon an Event of Default, under and pursuant to the Security Agreement we have granted to the Security Agent a security interest in our interest under the Registration Rights Agreement (the “Registration Rights Agreement”) dated 24 March 2017 between you and the Guarantor, including without limitation the right to make a “Demand Registration” and a “Piggyback Registration” as defined thereto.

[Remainder of page intentionally left blank]

Very truly yours,

SUN WISE (UK) CO., LTD

By:
Name:
Title:

Table of Contents

		Page
1.	SECURITY FOR OBLIGATIONS	1
2.	DEFINITIONS	2
3.	PLEDGE OF COLLATERAL	5
4.	APPOINTMENT OF SECURITIES INTERMEDIARY	8
5.	VOTING, ETC., WHILE NO EVENT OF DEFAULT	8
6.	DIVIDENDS AND OTHER DISTRIBUTIONS	8
7.	REGISTRATION RIGHTS AGREEMENT	9
8.	REMEDIES IN CASE OF AN EVENT OF DEFAULT	9
9.	REMEDIES, CUMULATIVE, ETC	11
10.	APPLICATION OF PROCEEDS	11
11.	PURCHASERS OF COLLATERAL	11
12.	INDEMNITY	11
13.	FURTHER ASSURANCES; POWER-OF-ATTORNEY	12
14.	TRANSFER BY THE PLEDGOR	12
15.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR	12
16.	LEGAL NAME; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBER; CHANGES THERETO; ETC	14
17.	PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC	15
18.	SALE OF COLLATERAL WITHOUT REGISTRATION	15
19.	TERMINATION; RELEASE	16
20.	NOTICES, ETC	17
21.	WAIVER; AMENDMENT	18
22.	SUCCESSORS AND ASSIGNS	19
23.	HEADINGS DESCRIPTIVE	19
24.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	19
25.	PLEDGOR’S DUTIES	20
26.	COUNTERPARTS	20
27.	SEVERABILITY	20

i

Table of Contents

(continued)

		Page
28.	NO RECOURSE	20
29.	CONFLICT	20

ANNEX A	-

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION), JURISDICTION OF ORGANIZATION, LOCATION, ORGANIZATIONAL IDENTIFICATION NUMBERS AND FEDERAL EMPLOYER IDENTIFICATION NUMBERS

ANNEX B	-	SCHEDULE OF STOCK
ANNEX C	-	SCHEDULE OF COLLATERAL ACCOUNTS
ANNEX D	-	FORM OF TARGET NOTICE

ii